UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

                As previously disclosed on the Current Report on Form 8-K filed by Liquidia Corporation, a Delaware corporation (the “Company”) on June 29, 2023, United Therapeutics Corporation (“United Therapeutics”) received a notice of allowance with respect to its patent application number 17/233,061, the claims of which generally cover the treatment of patients having pulmonary hypertension associated with interstitial lung disease (“PH-ILD”) through the inhaled administration of treprostinil. On November 28, 2023, a new patent, U.S. Patent No. 11,826,327 (the “’327 Patent”), was issued from that patent application.

As previously disclosed on the Current Report on Form 8-K filed by the Company on September 6, 2023, United Therapeutics filed a patent infringement action in the United States District Court for the District of Delaware (the “District Court”) under the Drug Price Competition and Patent Term Restoration Act (the “Hatch-Waxman Act”) alleging the infringement of U.S. Patent No. 10,716,793 (the “’793 Patent”) in response to the Company’s amendment to add the PH-ILD indication to the label for the tentatively approved New Drug Application for YUTREPIA (treprostinil) inhalation powder. On November 30, 2023, United Therapeutics filed an amended complaint in the District Court adding allegations that the Company infringes the ’327 Patent as a result of its amendment to add the PH-ILD indication to the label for YUTREPIA. Because neither the ’793 Patent nor the ’327 Patent was issued prior to the filing of the original NDA for YUTREPIA, we believe United Therapeutics is not entitled to a statutory 30-month stay with respect to either of these patents. The Company intends to vigorously defend itself against these allegations, so that patients suffering from pulmonary arterial hypertension (“PAH”) and PH-ILD can have the potential to access the Company’s products.

As previously disclosed, in January 2021, the Company filed a petition with the Patent Trial and Appeal Board (“PTAB”) for inter partes review of the ‘793 Patent, seeking a determination that the claims in the ‘793 Patent are invalid. In July 2022, the PTAB ruled in our favor, concluding that based on the preponderance of the evidence, all the claims of the ’793 Patent have been shown to be unpatentable. In August 2022, United Therapeutics submitted a rehearing request with respect to the PTAB’s decision in the inter partes review of the ‘793 Patent. The rehearing request was denied in February 2023. In April 2023, United Therapeutics appealed the decision of the PTAB with respect to the ‘793 Patent to the United States Court of Appeals for the Federal Circuit. The appeal remains pending, and oral argument was held on December 4, 2023. The parties are currently awaiting a decision on the appeal. The PTAB’s decision with respect to the ‘793 Patent will not override Judge Andrews’ order in the Hatch-Waxman Litigation that YUTREPIA may not be approved due to infringement of the ‘793 Patent unless and until the decision of the PTAB is affirmed on appeal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
Name: Michael Kaseta
Title: Chief Financial Officer